               Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 125 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 8, 1999, relating to the financial statements and financial highlights of The Alliance Fund, Inc. (the "Fund"), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus relating to Class A,
Class B and Class C shares of the Fund   (the "Prospectus") and
the Prospectus relating to the Advisor Class shares of the Fund (the "Advisor Class Prospectus") which constitute parts of this Registration Statement. We also consent to the references to us under the headings "Shareholder Services - Statements and Reports" and "General Information - Independent Accountants" in such Statement of Additional Information and to the references to us under the heading "Financial Highlights" in the Prospectus and the Advisor Class Prospectus.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
October 22, 1999
























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